Exhibit 99.2

<epam>

Q1 2024

EPAM Reports Results

Q1 REVENUES

$1.165B

-3.8%↓ YoY *(reported)*

-4.3%↓ YoY *(constant currency)*

OUTLOOK Q2 2024

Revenues in the range of

$1.135B-$1.145B

-2.6%↓ YoY *(midpoint of the range)*

OUTLOOK FY 2024

Revenues in the range of

$4.575B-$4.675B

-1.4%↓ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Consumer Goods, Retail & Travel*

$259M **-6.9%↓** YoY

Financial Services

$243M **-10.3%↓** YoY

Software & Hi-Tech

$173M **-8.3%↓** YoY

Business Information & Media

$170M **-15.8%↓** YoY

Life Sciences & Healthcare

$140M **26.0%↑** YoY

Emerging

$180M **12.9%↑** YoY

REVENUES BY GEOGRAPHY

Americas

$693M

-2.4%↓ YoY

EMEA**

$449M

-3.2%↓ YoY

APAC

$23M

-13.1%↓ YoY

DILUTED EARNINGS PER SHARE

$1.97 GAAP EPS

13.9%↑ YoY

$2.46 NON-GAAP EPS

-0.4%↓ YoY

EMPLOYEES & LOCATIONS

52,800+ Total EPAMers

47,050+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 1st Quarter Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.
*Renamed to Consumer Goods, Retail & Travel to better reflect the mix of clients included in this vertical, change in name only.
**Starting in 2024, revenues from the CEE region are included in the EMEA region.